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                                POGO PRODUCING COMPANY

                                         AND

                              WILMINGTON TRUST COMPANY,

                                      as Trustee


                                  ------------------

                             SUPPLEMENTAL INDENTURE NO. 1

                               Dated as of June 1, 1999

                                          TO

                            JUNIOR SUBORDINATED INDENTURE


                               Dated as of June 1, 1999

                                 -------------------

        6 1/2% Junior Subordinated Convertible Debentures, Series A due 2029

                                     $154,640,000





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

         SUPPLEMENTAL INDENTURE NO. 1, dated as of the first day of June, 1999, between Pogo Producing Company, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

                                       RECITALS

         The Company has heretofore executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of June 1, 1999 (the "Indenture"), providing for the issuance from time to time of one or more series of its unsecured junior subordinated debentures (the "Debentures").

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Debentures to be designated as the 6 1/2% Junior Subordinated Convertible Debentures, Series A due 2029 (the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be as set forth or provided in the Indenture and this Supplemental Indenture No. 1.

         The Company has caused Pogo Trust I ("Pogo Trust I") to be created as a statutory business trust under the Business Trust Act of the State of Delaware (12 DEL. CODE Section 3801 ET SEQ.) pursuant to a Declaration of Trust, dated as of March 17, 1999 (the "Original Declaration"), and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware on March 18, 1999.

         The Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of June 2, 1999 (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust").

         Pogo Trust I desires to issue $150,000,000 aggregate liquidation amount of its 6 1/2% Cumulative Quarterly Income Convertible Preferred Securities, Series A (the "Preferred Securities") and sell such Preferred Securities to the underwriters set forth in that certain Underwriting Agreement dated May 26, 1999 (the "Underwriting Agreement") by and among the Company, Pogo Trust I and the underwriters named therein.

         In connection with such purchases of Preferred Securities and the related purchases by the Company of the Common Securities (as defined in the Declaration of Trust) of Pogo Trust I, Pogo Trust I will purchase and hold as trust assets up to $154,640,000 aggregate principal amount of the Series A Debentures.

         Pursuant to the Declaration of Trust, the legal title to the Series A Debentures shall be owned and held of record in the name of Wilmington Trust Company or its successor under the Declaration of Trust, as Property Trustee (the "Property Trustee"), in trust for the benefit of holders of the Preferred Securities and the Common Securities.

         Upon written direction of the Company or any subsequent holder of the Common Securities, the Regular Trustees (as defined in the Declaration of Trust) of Pogo Trust I shall, unless the Series A Debentures are redeemed as described herein, dissolve Pogo Trust I and cause to be distributed to the holders of the Preferred Securities and the Common Securities, on a Pro Rata basis (as defined, and determined as provided, in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Series A Debentures and, in connection with a Liquidation Distribution (as defined in the Declaration of Trust), the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on a Pro Rata basis, Series A Debentures (each a "Dissolution Event").

         Section 2.01 of the Indenture provides that various matters with respect to any series of Debentures issued under the Indenture may be established in an indenture supplemental to the Indenture.

         Subparagraph (h) of Section 9.01 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Debentures of any series as permitted by Section 2.01 of the Indenture.

         For and in consideration of the premises and the issuance of the Series A Debentures provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the holders of the Series A Debentures, as follows:

                                     ARTICLE ONE

                    Relation to Indenture; Additional Definitions

         SECTION 1.01. Relation to Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

         SECTION 1.02. Additional Definitions. For all purposes of this Supplemental Indenture No. 1:

         (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

         (2) "Additional Interest" has the meaning set forth in Section 2.05(d) hereof;

         (3) "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock received only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the Common Stock during the ten trading days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, or other property, in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in
    Section 5.03;

         (4) "Change in Investment Company Act Law" has the meaning set forth in the definition of Investment Company Event;

         (5) "Closing Price" means for any day, the average of the highest and lowest reported sale prices, regular way, of Common Stock on such day, or, if no sales take place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Consolidated Transactions Tape, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if the Common
    Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the highest and lowest bid and asked prices of the Common
    Stock in the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company;

         (6) "Common Securities" has the meaning set forth in the Recitals herein;

         (7) "Common Stock" means the common stock, par value $1.00 per share, of the Company including associated preferred share purchase rights;

         (8) "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consisted of common stock that for each of the ten consecutive trading days prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, the date on which the holders of the Common Stock shall have the right to receive such Common Stock, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a


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    Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Series A Debentures are converted into or exchanged for debentures of a corporation succeeding to the business of the Company, which debentures shall have terms substantially similar to those of the Series A Debentures;

         (9) "Compounded Interest" has the meaning set forth in Section 2.05(a) hereof;

         (10) "Conversion Agent" has the meaning set forth in Section 5.02(a) hereof;

         (11) "Conversion Date" has the meaning set forth in Section 5.02(a) hereof;

         (12) "Conversion Expiration Date" means the earlier of (i) the close of business on May 31, 2029, or (ii) in the case of Series A Debentures called for redemption, the close of business on the Business Day prior to the redemption date;

         (13) "Conversion Price" has the meaning specified in Section 5.01 hereof;

         (14) "Debentures" has the meaning set forth in the Recitals herein;

         (15) "Declaration of Trust" has the meaning set forth in the Recitals herein;

         (16) "Dissolution Event" has the meaning set forth in the Recitals herein;

         (17) "Expiration Time" has the meaning set forth in Section 5.03(e) hereof;

         (18) "Extended Interest Payment Period" has the meaning set forth in
    Section 4.01(a) hereof;

         (19) "Fractional Share Cash Payment Amount" has the meaning specified in Section 5.02(e) hereof;

         (20) "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), PROVIDED, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely


                                          4

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    the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property;

         (21) "Guarantee Payments" has the meaning set forth in Section 6.01 hereof;

         (22) "Indenture" has the meaning set forth in the Recitals herein;

         (23) "Interest Payment Date" has the meaning set forth in Section 2.05(a) hereof;

         (24) "Investment Company Act" means the Investment Company Act of 1940, as amended;

         (25) "Investment Company Event" means that the Company and the Regular Trustees shall have received an opinion of independent nationally recognized counsel, who may be counsel for Pogo Trust I, the Trustee or the Company, but who may not be an employee of the Company, Pogo Trust I or the Trustee, and who shall be reasonably acceptable to the Trustee, experienced in practice under the Investment Company Act that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than an insubstantial risk that Pogo Trust I is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after May 26, 1999;

         (26) "Liquidation Distribution" has the meaning set forth in the Recitals herein;

         (27) "Maturity Date" has the meaning set forth in Section 2.03 hereof;

         (28) "Non Book-Entry Preferred Securities" has the meaning set forth in Section 2.04(b)(ii) hereof;

         (29) "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change;

         (30) "Notice of Conversion" means (i) the notice given by a holder of Series A Debentures to the Conversion Agent directing the Conversion Agent to exchange Series A Debentures of such holder into Common Stock on behalf of such holder, or (ii) the notice given by a holder of Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange Preferred Securities of such holder for Series A


                                          5

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    Debentures and to convert such Series A Debentures into Common Stock on behalf of such holder, any such notice including the information specified by Section 5.02 hereof;

         (31) "NYSE" means the New York Stock Exchange, Inc.;

         (32) "Optional Redemption Price" has the meaning set forth in Section 3.01(a) hereof;

         (33) "Original Declaration" has the meaning set forth in the Recitals herein;

         (34) "Pogo Trust I" has the meaning set forth in the Recitals herein;

         (35) "Preferred Securities" has the meaning set forth in the Recitals herein;

         (36) "Preferred Securities Guarantee" means the Guarantee Agreement, dated as of June 2, 1999, between the Company and Wilmington Trust Company as the initial Guarantee Trustee thereunder, in respect of the Preferred Securities;

         (37) "Property Account" has the meaning set forth in Section 2.04(a) hereof;

         (38) "Property Trustee" has the meaning set forth in the Recitals herein;

         (39) "Purchased Shares" has the meaning set forth in Section 5.03(e) hereof;

         (40) "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, the date on which the holders of Common Stock shall have the right to receive such common stock, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 5.03;

         (41) "Regular Trustees" has the meaning set forth in the Recitals herein;

         (42) "Reference Market Price" initially means $12.67 (which is an amount equal to 66 2/3% of the reported last sales price for the Common Stock on the NYSE Consolidated Transactions Tape on May 26, 1999), and in the event of any adjustment of the Conversion Price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of the Debentures;


                                          6

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         (43) "Rights" has the meaning specified in Section 5.02(h) hereof;

         (44) "Series A Debentures" has the meaning set forth in the Recitals herein and Section 2.01 hereof;

         (45) "Special Event" means either a Tax Event or an Investment Company Event;

         (46) "Tax Event" means that the Company and the Regular Trustees shall have received an opinion of counsel from independent nationally recognized tax counsel experienced in such matters and who shall be reasonably acceptable to the Trustee, to the effect that on or after May 26, 1999 as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation or the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from its previous position or a theretofore commonly accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after May 26, 1999, there is more than a remote risk that (i) Pogo Trust I is, or will be within 90 days of the date thereof, subject to federal income tax with respect to income accrued or received on the Series A Debentures, (ii) Pogo Trust I is, or will be within 90 days of the date thereof, subject to more than a DE MINIMIS amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Pogo Trust I on the Series A Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes;

         (47) "Tax Redemption Price" means with respect to each $50 principal amount of Series A Debentures (i) if the Series A Debentures are redeemed as a result of the occurrence of a Tax Event prior to June 1, 2002, the greater of (a) the total principal amount of such Series A Debenture or the liquidation amount of the Preferred Securities, (b) the average of the highest and lowest reported sale prices, regular way, of the Preferred Securities over the five trading days immediately prior to the day on which notice of such redemption is given, and (c) the average of the highest and lowest reported sale prices, regular way, of Preferred Securities on the trading day immediately prior to the day on which notice of such redemption is given

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    or (ii) if the Series A Debentures are redeemed as a result of the occurrence of a Tax Event on or after June 1, 2002, the principal amount of such Series A Debentures. For purposes of clauses (b) and (c) above, if the Series A Debentures have been distributed in exchange for Preferred Securites, the references to sales prices shall be deemed to refer to the sale prices of the Series A Debentures.

         (48) "Transaction" has the meaning set forth in Section 5.04(a) hereof;

         (49) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

         (50) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.

                                     ARTICLE TWO

General Terms and Conditions of the Series A Debentures

         SECTION 2.01. Title of Debentures. There shall be and is hereby authorized a series of Debentures designated as the "6 1/2% Junior Subordinated Convertible Debentures Series A due 2029" (the "Series A Debentures").

         SECTION 2.02. Limitation on Aggregate Principal Amount. The aggregate principal amount of the Series A Debentures shall be limited to $154,640,000; PROVIDED, HOWEVER, that the authorized aggregate principal amount of the Series A Debentures may be increased above such amount by a Board Resolution to such effect. Each Series A Debenture shall be dated the date of its authentication.

         SECTION 2.03. Maturity Date. (a) The Series A Debentures shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon, including Additional Interest and Compounded Interest, if any, on June 1, 2029 (the "Maturity Date"); PROVIDED, if a Tax Event occurs, then the Company will have the right (a) prior to the dissolution of Pogo Trust I, to shorten the Maturity Date of the Series A Debentures, to the minimum extent required, but not earlier than June 2, 2014, or (b) to direct the Property Trustee to dissolve Pogo Trust I (if not previously dissolved) and shorten the Maturity Date of the Series A Debentures, to the minimum extent required, but not earlier than June 2, 2014, in each case such that in the opinion of an independent nationally recognized counsel to the Company, experienced in such matters, after shortening the Maturity Date, interest paid on the Series A Debentures will be deductible for federal income tax purposes.

         (b) Whenever the Maturity Date is shortened in accordance with this
Section 2.03, a notice stating the Maturity Date has been adjusted and setting forth the adjusted Maturity Date shall as soon as practicable be mailed by the Company to all record holders of the Series A Debentures at their last addresses as they appear on the Debenture Register.

         SECTION 2.04.  Place of Payment, Registration or Exchange.

         (a) Except as provided in Section 2.04(b), the Series A Debentures shall be issued in fully registered certificated form without interest coupons in denominations of $50 or


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integral multiples thereof.  Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holders at such addresses as shall appear in the Debenture Register and that the payment of principal with respect to the Series A Debentures will only be made upon surrender of the Series A Debentures to the Trustee. Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Series A Debentures, the payment of the principal of and interest (including Additional Interest and Compounded Interest, if any) on the Series A Debentures held by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

         (b)  In connection with a Dissolution Event:

         (i) Series A Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more Global Debentures representing the Series A Debentures in an aggregate principal amount equal to all outstanding Series A Debentures, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute one or more Global Debentures representing the Series A Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 1. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depositary; and

         (ii) if any Preferred Securities are held in non book-entry certificated form, any Definitive Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Declaration of Trust) or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Series A Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Definitive Preferred Security Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Preferred Security Certificate will be canceled and a Series A Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with


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                   an aggregate principal amount equal to the aggregate
                   liquidation amount of the Definitive Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 1. Upon issuance of such Series A Debentures, Series A Debentures with an equivalent aggregate amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         SECTION 2.05.  Interest and Interest Rates.

         (a) Each Series A Debenture will bear interest at the rate of 6 1/2% per annum from June 2, 1999 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum (6 1/2%), compounded quarterly ("Compounded Interest"), payable (subject to the provisions of Article Four) quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), commencing on September 1, 1999, to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered, at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be, in respect of any Series A Debentures of which the Property Trustee is the registered holder or a Global Debenture, the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Debentures are not represented by a Global Debenture, the regular record date for such interest installment shall be the fifteenth day of the month preceding the month in which that Interest Payment Date occurs.

         (b) Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and shall instead be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on which the Series A Debentures may be listed or traded, and upon such notice as may be required by such exchange or quotation system, all as more fully provided in Section 2.03 of the Indenture.

         (c) The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly interest period for which interest is computed, interest shall be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then

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payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

         (d) If at any time Pogo Trust I shall be required to pay any taxes, duties, assessments or governmental charges of any nature (other than withholding taxes) imposed by the Internal Revenue Service or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Series A Debentures such additional amounts as shall be required so that the net amounts received and retained by Pogo Trust I after paying any such taxes, duties, assessments or other governmental charges shall be equal to the amounts Pogo Trust I would have received had no such taxes, duties, assessments or other governmental charges been imposed.

         SECTION 2.06. Denomination of Debentures. The Series A Debentures shall be in registered form without coupons and shall be issuable in denominations of $50 and integral multiples thereof.

         SECTION 2.07. Currency. Payment of principal and interest on the Series A Debentures shall be payable in U.S. dollars.

         SECTION 2.08. Paying Agent. The Trustee shall initially serve as paying agent of the Series A Debentures.

         SECTION 2.09. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Series A Debentures pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof.

         SECTION 2.10.  Additional Events of Default.

         (a) The Events of Default specified in Section 6.01(a) of the Indenture shall constitute Events of Default with respect to the Series A Debentures, except as modified below.

         (b) The Company's failure to pay interest on the Series A Debentures for 30 days, subject to Company's right to extend the interest payment period of the Series A Debentures provided in Article IV hereof, shall constitute an Event of Default under the Indenture.

         (c) The Company's failure to deliver Shares of Common Stock in accordance with the provisions of Article V hereof upon appropriate election by a holder of Series A Debentures to convert such Series A Debentures into Common Stock shall constitute an Event of Default under the Indenture.

         SECTION 2.11. Defeasance. Section 11.01(B) of the Indenture shall not apply to the Series A Debentures.

                                    ARTICLE THREE

                Optional Redemption of the Series A Debentures

         SECTION 3.01.  Optional Redemption on or after June 1, 2002.

         (a) Except as provided in Section 3.02 hereof and subject to the provisions below, Series A Debentures shall not be redeemed by the Company prior to June 1, 2002. Subject to the terms of Article 3 of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, at any time from time to time on or after June 1, 2002, upon not less than 30 nor more than 60 days' notice to each holder of the Series A Debentures, during the twelve-month periods commencing June 1 in each of the following years at the indicated redemption price (expressed as a percentage of the principal amount of the Series A Debentures being redeemed), together with any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to, but excluding, the date of such redemption (the "Optional Redemption Price"):


         Redemption Price                            Redemption Price
         ----------------                            ----------------
                     (% of                                        (% of
                     principal                                    principal
        Year         amount)                       Year           amount)
        ----         ------                        ----           ------
 2002  . . . . . .   104.55%             2006  . . . . . . . .    101.95%
 2003  . . . . . .   103.90%             2007  . . . . . . . .    101.30%
 2004  . . . . . .   103.25%             2008  . . . . . . . .    100.65%
 2005  . . . . . .   102.60%             2009 and thereafter .       100%


         (b) If the Series A Debentures are redeemed on any Interest Payment Date, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         (c) If the Series A Debentures are redeemed after a record date and on or before the related Interest Payment Date, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         (d) The Company shall not redeem any Series A Debentures unless all accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, has been paid in full for all quarterly interest periods terminating prior to and including the redemption date.

         (e) If the Company gives a notice of redemption in respect of Series A Debentures (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, the Company shall deposit irrevocably with the Trustee funds sufficient to pay the applicable Optional Redemption Price and shall give irrevocable instructions and authority to pay such Optional Redemption Price to the holders of the Series A Debentures. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the redemption date interest shall cease to accrue on the Series A Debentures called for redemption, such Series A Debentures shall no longer be deemed to be outstanding and all rights of holders of such Series A Debentures so called for redemption shall cease, except the right of the holders of such Series A Debentures to receive the Optional Redemption Price but without interest on such Optional Redemption Price.

         (f) If any date fixed for redemption of any Series A Debentures is not a Business Day, then payment of the Optional Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calender year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay the Series A Debentures on maturity or the date fixed for redemption or if payment of the Optional Redemption Price in respect of the Series A Debentures is improperly withheld or refused and not paid by the Company, interest on such Series A Debentures shall continue to accrue from the original redemption date to the date of payment, in which case the actual payment date shall be considered the date fixed for redemption for purposes of calculating the Optional Redemption Price.

         (g) In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Series A Debentures during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Series A Debentures and ending at the close of business on the date of such mailing and (ii) register the transfer of or exchange any Series A Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Series A Debentures being redeemed in part.

         SECTION 3.02.  Optional Redemption upon the Occurrence of a Tax Event.

         If a Tax Event shall occur and be continuing, the Company shall have the right within 90 days following the occurrence of such Tax Event to redeem the Series A Debentures in whole, but not in part, for cash at the Tax Redemption Price, together with any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to, but excluding, the date of such redemption.

         SECTION 3.03. Partial Redemption. If the Series A Debentures are only partially redeemed pursuant to this Article Three, the Series A Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Series A Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed or traded, the Company shall not be permitted to effect such partial redemption and will only redeem the Series A Debentures in whole.

         SECTION 3.04. Corresponding Redemption of Preferred Securities. So long as the Preferred Securities are outstanding, the proceeds from the redemption of the Series A Debentures will be used by Pogo Trust I to redeem Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series A Debentures so redeemed.

         SECTION 3.05.  Exchange of Preferred Securities for Series A
Debentures.

         (a) At any time, the Company shall have the right to dissolve the Trust and cause the Series A Debentures to be distributed to the holders of the Preferred Securities in liquidation of Pogo Trust I after satisfaction of liabilities to creditors of Pogo Trust I as provided by applicable law.

         (b) If a Special Event in respect of Pogo Trust I shall occur, the Company shall give the Property Trustee notice of the same. If a Special Event in respect of Pogo Trust I shall occur and be continuing, the Declaration of Trust requires the Property Trustee to direct the Conversion Agent (as defined in the Declaration of Trust) to exchange all outstanding Preferred Securities for the Series A Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities to be exchanged with accrued interest in an amount equal to any unpaid distributions (including any Additional Interest) on the Preferred Securities; PROVIDED, THAT, in the case of a Tax Event, the Company shall have the right to direct the Property Trustee that less than all, or none of the Preferred Securities be so exchanged (i) if and for so long as the Company shall have elected to pay any Additional Interest such that the net amounts received by holders of the Preferred Securities not so exchanged in respect of distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or
(ii) if the Company shall instead elect to redeem the Series A Debentures, in whole or in part, in the manner set forth in Section 3.02.

                                     ARTICLE FOUR

                         Extension of Interest Payment Period

         SECTION 4.01.  Option to Extend Interest Payment Period.

         (a) So long as no Event of Default has occurred and is continuing, the Company shall have the right to defer payments of interest on the Series A Debentures by extending the interest payment period of the Series A Debentures at any time from time to time for up to 20 consecutive quarterly interest periods (each such period an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued at the interest rate specified in Section 2.05(a) herein compounded quarterly and unpaid thereon (together with Compounded Interest and Additional Interest, if any); PROVIDED THAT no Extended Interest Payment Period may extend beyond the Maturity Date or redemption date of the Series A Debentures.

         (b) During any Extended Interest Payment Period, the Company shall not (i) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, other than:

              (A) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, the Common Stock;

              (B) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

              (C) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock;

              (D) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

              (E) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's Affiliates for such Affiliates' directors, officers or employees;

(ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that, ranks PARI PASSU with or junior in interest to the Series A Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (other than the Preferred Securities Guarantee) if such guarantee ranks PARI PASSU with or junior in interest to the Series A Debentures.

         (c) Prior to the termination of any Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series A Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period; PROVIDED that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extended Interest Payment Period and the payment of all accrued and unpaid interest, including any Additional Interest and Compounded Interest, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. On the Interest Payment Date occurring at the end of the Extended Interest Payment Period, the Company shall pay all accrued and unpaid interest on the Series A Debentures, including any Additional Interest and Compounded Interest, to the holders of the Series A Debentures in whose names the Series A Debentures are registered in the Debenture Register

(regardless of who the holders of record may have been on other dates during the Extended Interest Payment Period) on the record date for such Interest Payment Date.

         SECTION 4.02.  Notice of Extension of Interest Payment Period.

         (a) So long as the Property Trustee is the legal owner and sole holder of record of the Series A Debentures, at the time the Company elects to begin an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee notice of its election to begin such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date on which Distributions (as defined in the Declaration of Trust) on the Preferred Securities are payable or (ii) the date Pogo Trust I is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one Business Day prior to such record date.

         (b) If as a result of a Dissolution Event Series A Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Series A Debentures and the Trustee notice of its election to begin an Extended Interest Payment Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such related interest payment to the New York Stock Exchange (if the Series A Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Series A Debentures.

         (c) The quarter in which any notice is given pursuant to Section 4.02 shall not be counted as one of the quarters permitted in the maximum Extended Interest Payment Period permitted under this Article Four.

                                     ARTICLE FIVE

               Conversion of the Series A Debentures into Common Stock

         SECTION 5.01.  Conversion Rights.

         Subject to and upon compliance with the provisions of this Article Five, the Series A Debentures are convertible, at the option of the holder, at any time prior to the Conversion Expiration Date, into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 2.1053 shares of Common Stock for each $50 in aggregate principal amount of Series A Debentures (equal to a conversion price of $23.75 per share of Common Stock), subject to adjustment as described in this Article Five (as adjusted the "Conversion Price"). A holder of Series A Debentures may convert any portion of the principal amount of the Series A Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Series A Debentures to be converted by the Conversion Price.

         SECTION 5.02.  Conversion Procedures.

         (a) NOTICE OF CONVERSION. In order to convert all or a portion of the Series A Debentures, the holder thereof shall deliver to the Property Trustee, as conversion agent or to such other agent appointed by the Company for such purposes (the "Conversion Agent") an irrevocable Notice of Conversion setting forth the principal amount of Series A Debentures to be converted, together with the name or names, if other than the holder, in which the shares of Common Stock should be issued upon conversion and directing the Conversion Agent to convert such Series A Debentures, on behalf of such holder into Common Stock pursuant to the provisions of this Article Five, and, if such Series A Debentures are definitive Series A Debentures, surrender to the Conversion Agent the Series A Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Declaration of Trust to convert such Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Series A Debentures held by the Trust (at an exchange rate of $50 principal amount of Series A Debentures for $50 liquidation amount Preferred Security) and (ii) to immediately convert such Series A Debentures, on behalf of such holder, into Common Stock pursuant to the provisions of this Article Five and, if such Preferred Securities are in the form of Definitive Preferred Security Certificates, surrendering such Definitive Preferred Security Certificates, duly endorsed or assigned to the Company or in blank.

         If a Notice of Conversion is delivered after the close of business on any regular record date and prior to the opening of business on the subsequent Interest Payment Date, the holder of record on the regular record date shall be entitled to receive the interest paid on the subsequent Interest Payment Date on the portion of Series A Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Debenture which is converted, interest whose Interest Payment Date is on or after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Series A Debentures being converted, which shall be deemed to be paid in full.

         (b) CONVERSION DATE. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration of Trust, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date and such Person or Persons will cease to be a record holder or record holders of the Series A Debentures on that date.

         (c) DELIVERY OF COMMON STOCK UPON CONVERSION. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the holder or holders of the Preferred Securities identified in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the Fractional Share Cash Payment Amount to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such person or Persons.

         (d) SATISFACTION OF OBLIGATIONS UNDER THE SERIES A DEBENTURES. The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Series A Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of Series A Debentures so converted and any unpaid interest (including Additional Interest and Compounded Interest, if any) accrued on such Series A Debentures at the time of such conversion.

         (e) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price with respect to such fractional interest on the Conversion Date (the "Fractional Share Cash Payment Amount"), or, if such day is not a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price, on the next such trading day, and the Conversion Agent in turn will make such payment, if any, to the holder of the Series A Debentures or the holder of the Preferred Securities so converted.

         (f) ISSUANCE OF NEW DEBENTURES UPON PARTIAL CONVERSIONS. In the event of the conversion of any Debenture in part only, a new Debenture or Series A Debentures for the unconverted portion thereof will be issued in the name of the holder thereof upon the cancellation of the Debenture converted in part in accordance with Section 2.04.

         (g) ROLE AND AUTHORITY OF THE CONVERSION AGENT. In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Series A Debentures) and as agent of the holders of Series A Debentures (in the conversion of Series A Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Series A Debentures held by the Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with this Article Five and (ii) to convert all or a portion of the Series A Debentures into Common Stock and thereupon to deliver such shares of Common

Stock in accordance with the provisions of this Article Five and to deliver to the Trust a new Debenture or Series A Debentures for any resulting unconverted principal amount.

         (h) COMMON STOCK TO BE ISSUED UPON CONVERSION OF SERIES A DEBENTURES. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Debentures, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Series A Debentures then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Series A Debentures shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock) so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Whenever the Company issues shares of Common Stock upon conversion of Series A Debentures and the Company has in effect at such time a share purchase rights agreement under which holders of Common Stock are issued rights ("Rights") entitling the holders under certain circumstances to purchase an additional share or shares of Common Stock or other capital stock of the Company, the Company will issue, together with each such share of Common Stock, such number of Rights (which number may be a fraction) as shall at that time be issuable with a share of Common Stock pursuant to such share purchase rights agreement. Any shares of Common Stock issued upon conversion of the Series A Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Conversion Agent shall deliver the shares of Common Stock received upon conversion of the Series A Debentures to the converting holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Series A Debentures that are at the time applicable), in order to enable the Company to lawfully issue Common Stock upon conversion of the Series A Debentures and to lawfully deliver the Common Stock to each holder upon conversion of the Series A Debentures.

         (i) PAYMENT OF TAXES. The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock excluding United States withholding taxes on conversion of Series A Debentures. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Conversion Agent the amount of any such tax, or has established to the satisfaction of the Conversion Agent that such tax has been paid.

         SECTION 5.03.  Conversion Price Adjustments.

         The Conversion Price shall be subject to adjustment (without duplication) from time to time as follows:

         (a) ADJUSTMENT UPON PAYMENT OF STOCK DIVIDENDS OR SUBDIVISIONS, COMBINATIONS OR RECLASSIFICATIONS OF COMMON STOCK. In case the Company shall, while any of the Series A Debentures are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying it by a fraction, the numerator of which is equal to the total number of outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification, and the denominator of which is equal to the total number of outstanding shares of Common Stock immediately following such dividend, distribution, subdivision, combination or reclassification.

         An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of capital stock. In the event that such dividend, distribution, subdivision, combination or issuance is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

         (b) ADJUSTMENT UPON ISSUANCE OF RIGHTS OR WARRANTS TO ACQUIRE COMMON STOCK AT PRICES BELOW MARKET VALUE. In case the Company shall, while any of the Series A Debentures are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price per share of Common Stock on the record date mentioned below, the Conversion Price for the Series A Debentures shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Closing Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

         The Company agrees not to issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

         In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

         (c) ADJUSTMENT UPON DISTRIBUTION OF EVIDENCES OF INDEBTEDNESS, CAPITAL STOCK, CASH OR ASSETS. Subject to the last sentence of this subparagraph (c), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding (i) any rights or warrants referred to in subparagraph (b), (ii) any dividend or distribution paid exclusively in cash and (iii) any dividend or distribution referred to in subparagraph (a) of this Section 5.03), the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (c) by a fraction, the numerator of which shall be the Closing Price per share of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors filed with the Trustee), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, and the denominator of which shall be such Closing Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date.

         In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. For purposes of this subparagraph (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (c)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph shall be substituted as (x) "the record date in the case of a dividend or other distribution," and (y) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (z) "the date fixed for such determination" within the meaning of subparagraphs (a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the conversion price in subparagraph (a).

         (d) ADJUSTMENT UPON ALL-CASH DISTRIBUTIONS. In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding (i) any cash dividends on Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the Conversion Price, and (y) 12.5% of the average of the daily Closing Prices of the Common Stock for the ten consecutive trading days immediately prior to the date of declaration of such dividend, and (ii) a redemption of any Rights issued under a rights agreement), the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (d) by a fraction, the numerator of which shall be the Closing Price per share of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (excluding that portion of such distribution that does not exceed 12.5% of the Closing Price per share, determined as provided above) applicable to one share of Common Stock and the denominator of which shall be such Closing Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price per share of the Common Stock on the record date mentioned above (excluding that portion of such distribution that does not exceed 12.5% of the Closing Price per share, determined as provided above), in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Debentures shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each of the Series A Debentures immediately prior to the record date for the distribution of the cash (less that portion of such distribution that does not exceed 12.5% of the Closing Price per share, determined as provided above). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

         (e) ADJUSTMENT UPON A TENDER OR EXCHANGE OFFER. In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Closing Price of the Common Stock on the trading day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (e) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) (as defined below) multiplied by the Closing Price per share of the Common Stock on the trading day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") (excluding that portion of such consideration in excess of the Closing Price per share that does not exceed 110% of the Closing Price per share) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price per share of the Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such tender or exchange offer is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

         (f) COMPANY'S OPTION TO REDUCE THE CONVERSION PRICE. The Company shall have the right to reduce from time to time the Conversion Price by any amount selected by the Company for any period of at least 20 Business Days, provided, that the Company shall give at least 15 days' notice of such reduction to the Trustee and the holders of the Series A Debentures. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to acquire stock or from any event treated as such for tax purposes or for any other reasons.

         (g) LIMITATION ON ADJUSTMENTS. If any action would require adjustment of the Conversion Price pursuant to more than one of the anti-dilution provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of the Series A Debentures. No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

         SECTION 5.04.  Fundamental Change.

         (a) In the event that the Company is a party to any transaction, including, without limitation, a merger (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Debenture shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change, amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a Debenture was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Debenture shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed in paragraphs (b) and (c) below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Series A Debentures or Preferred Securities will have no voting rights with respect to any Transaction described in this section.

         (b) If any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described in paragraph (c) below. In addition, in the event of a Common Stock Fundamental Change, each Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

         (c) The Conversion Price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change such that:

              (1) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Series A Debentures will thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price or the then applicable Reference Market Price by a fraction, the numerator of which shall be $50 and the denominator of which shall be (x) the amount of the Optional Redemption Price for the Debenture if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Series A Debentures and through May 31, 2000, and the twelve-month periods commencing June 1, 2000 and June 1, 2001, the product of 106.50%, 105.85% and 105.20%, respectively, multiplied by $50) plus (y) any then-accrued and unpaid interest on the Series A Debentures; and

              (2) in the case of a Common Stock Fundamental Change, the Conversion Price of the Series A Debentures in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the Purchaser Stock Price and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the Conversion Price of the Series A Debentures in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be one and the denominator of which shall be the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

         SECTION 5.05.  Notice of Adjustments of Conversion Price.

         Whenever the Conversion Price is adjusted as herein provided:

         (a) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer and the Controller of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the Debenture Registrar; and

         (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of the Series A Debentures at their last addresses as they appear upon the Debenture Register.

         SECTION 5.06.  Dividend or Interest Reinvestment Plans.

         Notwithstanding anything to the contrary in this Article Five, no adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company. The investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or any of its Subsidiaries or joint ventures currently existing or adopted subsequent to May 26, 1999 or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Debentures were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Five.


         SECTION 5.07. Trustee Not Responsible for Determining Conversion Price or Adjustments.

         Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any holder of any Debenture or to any holder of a Preferred Security to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in this Article Five.

                                     ARTICLE SIX

                   Covenants Applicable to the Series A Debentures

         SECTION 6.01. Prohibited Actions While Preferred Securities are Outstanding. So long as any Preferred Securities issued by Pogo Trust I remain outstanding, the Company shall not (i) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers, employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's Affiliates for such Affiliates' directors, officers or employees), (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that, ranks PARI PASSU with or junior in interest to the Series A Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (other than pursuant to the Preferred Securities Guarantee or a substantially similar guarantee agreement relating to a series of trust preferred securities substantially similar to the Preferred Securities) if such guarantee ranks PARI PASSU with or junior in interest to the Series A Debentures, if at such time (x) the Company shall be in default with respect to its Guarantee Payments (as defined in the Preferred Securities Guarantee) or other payment obligations under the Preferred Securities Guarantee, (y) there shall have occurred any Event of Default with respect to the Series A Debentures or (z) the Company shall have given notice of its election to defer payments of interest on the Series A Debentures by extending the interest payment period in accordance with Article Four hereof.

         SECTION 6.02. Listing on the NYSE. In connection with the distribution of the Series A Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series A Debentures on the New York Stock Exchange or on such other exchange or quotation system as the Preferred Securities are then listed and traded.

         SECTION 6.03. Compliance With the Declaration of Trust. The Company covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all of its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article 4 thereof.

         SECTION 6.04. Covenants With Respect to Pogo Trust I. Prior to the distribution of Series A Debentures to the holders of Preferred Securities upon a Dissolution Event, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, and (ii) use reasonable efforts to cause Pogo Trust I to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a Dissolution Event.

                                    ARTICLE SEVEN

                             Form of Series A Debentures

         SECTION 7.01. The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                         (FORM OF FACE OF SERIES A DEBENTURE)

         [IF THE SERIES A DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative to The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

         No.                                     $

         CUSIP NO.  730448AM9

                                POGO PRODUCING COMPANY

6 1/2% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURE, SERIES A DUE 2029

         POGO PRODUCING COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________ _______, or registered assigns, the principal sum of _________ Dollars on June 1, 2029, PROVIDED, if a Tax Event occurs, then the Company will have the right (a) prior to the dissolution of Pogo Trust I, to shorten the Maturity Date of this series of Debentures to the minimum extent required, but not earlier than June 2, 2014, or (b) to direct the Property Trustee to dissolve Pogo Trust I (if not previously dissolved) and shorten the Maturity Date of this series of Debentures to the minimum extent required, but not earlier than June 2, 2014, in each case such that in the opinion of counsel to the Company, experienced in such matters, after shortening the Maturity Date, interest paid on this series of Debentures will be deductible for federal income tax purposes, and to pay interest on said principal sum from June 2, 1999 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 1999 at the rate of 6 1/2% per annum plus Additional Interest and Compounded Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right to defer payments of interest on this series of Debentures by extending the interest payment period of this series of Debentures at any time from time to time for up to 20 consecutive quarterly interest periods (each such period an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with Compounded Interest and Additional Interest, if any); PROVIDED THAT no Extended Interest Payment Period may extend beyond the Maturity Date or redemption date of this series of Debentures. Prior to the termination of any Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on this series of Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or prepay at any time all or any portion of the interest accrued during an Extension Period or from time to time further extend such Extended Interest Payment Period; PROVIDED THAT such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods or extend beyond the Maturity Date or redemption date of this series of Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all accrued and unpaid interest, including any Additional Interest and Compounded Interest, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. On the Interest Payment Date occurring at the end of the Extended Interest Payment Period, the Company shall pay all accrued and unpaid interest on this series of Debentures, including any Additional Interest and Compounded Interest, to the holders of this series of Debentures in whose names this series of Debentures are registered in the Debenture Register (regardless of who the holders of record may have been on other dates during the Extended Interest Payment Period) on the record date for such Interest Payment Date.

         The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly interest period for which interest is computed, interest shall be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on this series of Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [IF POGO TRUST I OR ITS PROPERTY TRUSTEE IS THE HOLDER OF RECORD OF THIS DEBENTURE -- which shall be the close of business on the Business Day next preceding such Interest Payment Date, provided if the Preferred Securities of Pogo Trust I are no longer in book-entry only form, the regular record dates shall be the close of business on the fifteenth (15th) day of the month in which such Interest Payment Date occurs] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(c) OF THE INDENTURE THIS series of Debentures IS NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth (15th) day of the month in which such Interest Payment Date occurs.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and shall instead be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on which the Debentures of this series may be listed or traded, and upon such notice as may be required by such exchange or quotation system, all as more fully provided in Section 2.03 of the Indenture. The principal of and the interest on this

Debenture shall be payable at the Corporate Trust Office of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such addresses as shall appear in the Debenture Register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Property Trustee (as defined in the Indenture), the payment of the principal of and interest (including Additional Interest and Compounded Interest, if any) on this Debenture will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Account (as defined in the Indenture) established and maintained by the Property Trustee pursuant to the Declaration of Trust (as defined in the Indenture).

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.


Dated:
     ------------------------
                                  POGO PRODUCING COMPANY


                                  By:
                                      -------------------------------------
                                       Name:
                                       Title:

Attest:


By:
   ---------------------------
       Name:
       Title:

                            CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.




------------------------------         ------------------------------------
as Trustee                        or   as Authentication Agent




By                                     By
  ----------------------------           ----------------------------------
    Authorized Signatory                    Authorized Signatory

                       (FORM OF REVERSE OF SERIES A DEBENTURE)

         This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 1, 1999 duly executed and delivered between the Company and Wilmington Trust Company, a Delaware banking corporation, as Trustee (herein referred to as the "Trustee"), as supplemented by the Supplemental Indenture No. 1 dated as of June 1, 1999 ("Supplemental Indenture No. 1") between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Debt and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the 6 1/2% Junior Subordinated Convertible Debentures, Series A due 2029 and is limited in aggregate principal amount as specified in said Supplemental Indenture No. 1.

         Except as provided in the next paragraph, the Debentures of this series shall not be redeemed by the Company prior to June 1, 2002. The Company shall have the right to redeem this Debenture at the option of the Company, in whole or in part, at any time from time to time on or after June 1, 2002 (an "Optional Redemption"), upon not less than 30 nor more than 60 days' notice to the holders of the Debentures of this series, during the twelve-month periods commencing June 1 in each of the following years at the indicated redemption price (expressed as a percentage of the principal amount of the Series A Debentures being redeemed), together with any accrued but unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to, but excluding, the date of such redemption (the "Optional Redemption Price"):


         Redemption Price                            Redemption Price
         ----------------                            ----------------
                       (% of                                        (% of
                     principal                                    principal
        Year         amount)                       Year           amount)
        ----         ------                        ----           ------
 2002  . . . . . .   104.55%              2006  . . . . . . . .   101.95%
 2003  . . . . . .   103.90%              2007  . . . . . . . .   101.30%
 2004  . . . . . .   103.25%              2008  . . . . . . . .   100.65%
 2005  . . . . . .   102.60%              2009 and thereafter .      100%


         If the Debentures of this series are redeemed on any Interest Payment Date, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         The Company shall not redeem any Debentures of this series unless all accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, has been paid for all quarterly interest periods terminating on or prior to the date of notice of redemption.

         If a Special Event shall occur and be continuing, this Series A Debenture shall be exchangeable for Preferred Securities in accordance with
Section 3.05 of the Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 3.02 of the Indenture.

         If a Tax Event shall occur or be continuing, the Company shall have the right at any time to redeem the Debentures of this series in whole, but not in part, for cash at the Tax Redemption Price, together with any accrued unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to but excluding the date of such redemption within 90 days following the occurrence of such Tax Event.

         "Tax Event" means that the Company and the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that on or after May 26, 1999 as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation or the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after May 26, 1999, there is more than than a remote risk that (i) Pogo Trust I is, or will be within 90 days of the date thereof, subject to federal income tax with respect to income accrued or received on the Debentures of this series,
(ii) Pogo Trust I is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Pogo Trust I on the Debentures of this series is not, or within 90 days of the date thereof will not be, deductible by the Company for federal income tax purposes;

         "Tax Redemption Price" means with respect to each $50 principal amount of Series A Debentures (i) if the Series A Debentures are redeemed as a result of the occurrence of a Tax Event prior to June 1, 2002, the greater of (a) the total principal amount of such Series A Debenture or the liquidation amount of the Preferred Securities, (b) the average of the highest and lowest reported sale prices, regular way, of the Preferred Securities over the five trading days immediately prior to the day on which notice of such redemption is given, and (c) the average of the highest and lowest reported sale prices, regular way, of Preferred Securities on the trading day immediately prior to the day on which notice of such redemption is given, or (ii) if the Series A Debentures are redeemed as a result of the occurrence of a Tax Event on or after June 1, 2002, the principal amount of such Series A Debentures. For purposes of clauses (b) and (c) above, if the Series A Debentures have been distributed in exchange for Preferred Securities, the references to sales prices shall be deemed to refer to the sales price, of the Series A Debentures.

         If the Debentures of this series are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee; provided if, at the time of redemption, the Debentures of this series are registered as a Global Debenture, the Depository shall determine the principal amount of such Debentures of this series held by each holder of Debentures to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the Debentures of this series would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed or traded, the Company shall not be permitted to effect such partial redemption and will only redeem the Debentures of this series in whole.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

         Subject to the terms and conditions set forth in Article V of Supplemental Indenture No. 1, this Debenture is convertible, at the option of the holder hereof, into shares of Common Stock upon delivery by such holder to the Conversion Agent of an irrevocable Notice of Conversion [IF DEBENTURE ISSUED IN CERTIFICATED FORM -- and, surrender to the Conversion Agent by such holder of this Debenture, duly endorsed or assigned to the Company in a blank.] In addition a holder of Preferred Securities may exercise its right under the Declaration of Trust to convert such Preferred Securities into Common Stock by delivering to the Conversation Agent an irrevocable Notice of Conversion directing the Conversion Agent (i) to exchange such Preferred Security for the portion of this Debenture held by the Trust and (ii) to immediately convert such portion of this Debenture, on behalf of such holder, into Common Stock, and if such Preferred Securities are in the form of Definitive Preferred Security Certificates, surrendering such Definitive Preferred Security Certificates, duly endorsed or assigned to the Company or in blank. A form of Notice of Conversion is included at the end of this Debenture.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture (and, if this Debenture is held as a trust asset of Pogo Trust I, such consent of holders of the Preferred Securities and the Common Securities as may be required under the Declaration of Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures of this series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, if this Debenture is held as a trust asset of Pogo Trust I, such consent of the holders of the Preferred Securities and the Common Securities as may be required under the Declaration of Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of a series at the time outstanding affected thereby (subject, in the case of a Debenture held as a trust asset of Pogo Trust I and with respect to which a securities exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities as may be required under the Declaration of Trust), on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series as and when the same shall become due by the terms of the Debentures of such series otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee), or a call for redemption of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         Subject to Section 13.11 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [If certificated Debentures -- The Debentures of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereto.] [If Global Debenture -- This Global Debenture is exchangeable for Debentures in definitive form under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $50 or any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [If Global Debenture -- herein and] therein set forth, Debentures of this series [If Global Debenture -- so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Company and, by its acceptance of this Debenture or a beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                             FORM OF NOTICE OF CONVERSION

To: Pogo Producing Company

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of Pogo Producing Company in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:  ____________, ____

    in whole _______         Portions of Debenture to be in part converted ($50
                             or integral multiples thereof):
                             $

                              -------------------------------------------------

                             --------------------------------------------------

                             Signature (for conversion only)
                             Please Print or Typewrite Name and Address,
                             Including Zip Code, and Social Security or Other Identifying Number

                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------


Signature Guarantee:*____________________________________

* Signature must be guaranteed by an institution which is a member of one or the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

                                    ARTICLE EIGHT

                               Miscellaneous Provisions

         SECTION 8.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 8.02.  Enforcement Rights of Holders of Preferred Securities.
A holder of Preferred Securities will (i) have the right to enforce the Property Trustee's rights as holder of the Series A Debentures if the Property Trustee fails to enforce its rights under the Series A Debentures and (ii) have the right to directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Series A Debentures if an Event of Default has occurred and is continuing and such event is attributed to the failure of the Company to pay interest or principal on the Series A Debentures, in the manner and to the extent set forth in Section 3.10(e) of the Declaration of Trust.

         SECTION 8.03. Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

         SECTION 8.04. Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 8.05. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SERIES A DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 8.06. Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 1 or in the Series A Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Series A Debentures, but this Supplemental Indenture No. 1 and the Series A Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                       POGO PRODUCING COMPANY



                                       By:
                                            --------------------------------
                                            Name:
                                            Title:



Attest:



------------------------------
Name:
Title:


                                       WILMINGTON TRUST COMPANY
                                        as Trustee



                                       By:
                                            --------------------------------
                                            Name:
                                            Title:

Attest:



------------------------------
Name:
Title: